EXHIBIT 99.4


                           GMAC Mortgage Corporation,
                           as HELOC Back-Up Servicer,


                      AMERICAN HOME MORTGAGE TRUST 2005-1,
                                    as Issuer


                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                              as Indenture Trustee


                     AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
                                    as Seller


                                       and


                     AMERICAN HOME MORTGAGE SERVICING, INC.
                                as HELOC Servicer



                            HELOC SERVICING AGREEMENT

                           Dated as of March 23, 2005


                              HELOC Mortgage Loans

                 American Home Mortgage Investment Trust 2005-1



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
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                                TABLE OF CONTENTS

                                                                                                               PAGE


                                    ARTICLE I
                                   Definitions

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   Section 1.01            Definitions............................................................................7
   Section 1.02            Other Definitional Provisions..........................................................7
   Section 1.03            Interest Calculations..................................................................8

                                   ARTICLE II
                         Representations and Warranties

   Section 2.01            Representations and Warranties Regarding the HELOC Servicer............................8
   Section 2.02            Existence..............................................................................9
   Section 2.03            Enforcement of Representations and Warranties..........................................9

                                   ARTICLE III
              Administration and Servicing of HELOC Mortgage Loans

   Section 3.01            HELOC Servicer to Service.............................................................11
   Section 3.02            Subservicing Agreements Between HELOC Servicer and Subservicers.......................13
   Section 3.03            Successor Subservicers................................................................14
   Section 3.04            Liability of the HELOC Servicer.......................................................14
   Section 3.05            Assumption or Termination of Subservicing Agreements by HELOC Back-Up Servicer........15
   Section 3.06            Collection of Mortgage Loan Payments..................................................16
   Section 3.07            Withdrawals from the Collection Account...............................................18
   Section 3.08            Collection of Taxes Assessments and Similar Items.....................................20
   Section 3.09            Access to Certain Documentation and Information Regarding the HELOC Mortgage Loans....20
   Section 3.10            Reserved..............................................................................20
   Section 3.11            Maintenance of Hazard Insurance and Fidelity Coverage.................................21
   Section 3.12            Due-on-Sale Clauses; Assumption Agreements............................................22
   Section 3.13            Realization Upon Defaulted HELOC Mortgage Loans.......................................22
   Section 3.14            Indenture Trustee to Cooperate; Release of Mortgage Files.............................24
   Section 3.15            Servicing Compensation................................................................25
   Section 3.16            Annual Statements of Compliance.......................................................25
   Section 3.17            Annual Independent Public Accountants' Servicing Report...............................26
   Section 3.18            Optional Purchase of Defaulted Mortgage Loans.........................................27
   Section 3.19            Information Required by the Internal Revenue Service Generally and Reports of
                           Foreclosures and Abandonments of Mortgaged Property...................................27
   Section 3.20            Fair Credit Reporting Act.............................................................27
   Section 3.21            Advances on the HELOC Mortgage Loans..................................................27
   Section 3.22            Transfers of HELOC Mortgage Loans at Election of the Seller...........................28



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
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   Section 3.23            Transfers of HELOC Mortgage Loans with Locked Balances................................29

                                   ARTICLE IV
                              Servicing Certificate

   Section 4.01            Remittance Reports....................................................................29
   Section 4.02            Reserved..............................................................................30
   Section 4.03            Reserved..............................................................................30
   Section 4.04            Reserved..............................................................................30
   Section 4.05            Reserved..............................................................................30
   Section 4.06            Annual Certification..................................................................30

                                    ARTICLE V
                               The HELOC Servicer

   Section 5.01            Liability of the HELOC Servicer.......................................................31
   Section 5.02            Merger or Consolidation of or Assumption of the Obligations of the HELOC Servicer.....31
   Section 5.03            Limitation on Liability of the HELOC Servicer and Others..............................31
   Section 5.04            HELOC Servicer Not to Resign..........................................................32
   Section 5.05            Delegation of Duties..................................................................32
   Section 5.06            Indemnification.......................................................................32
   Section 5.07            Duties of the HELOC Servicer With Respect to the Indenture............................33

                                   ARTICLE VI
                                     Default

   Section 6.01            Servicing Default.....................................................................35
   Section 6.02            HELOC Back-Up Servicer to Act; Appointment of Successor...............................38
   Section 6.03            Reserved..............................................................................39
   Section 6.04            Waiver of Defaults....................................................................39

                                   ARTICLE VII
                            Miscellaneous Provisions

   Section 7.01            Amendment.............................................................................41
   Section 7.02            GOVERNING LAW.........................................................................41
   Section 7.03            Notices...............................................................................41
   Section 7.04            Severability of Provisions............................................................42
   Section 7.05            Third-Party Beneficiaries.............................................................43
   Section 7.06            Counterparts..........................................................................43
   Section 7.07            Effect of Headings and Table of Contents..............................................43
   Section 7.08            Termination...........................................................................43
   Section 7.09            No Petition...........................................................................43
   Section 7.10            No Recourse...........................................................................43
   Section 7.11            Consent to Jurisdiction...............................................................43



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EXHIBIT A - HELOC MORTGAGE LOAN SCHEDULE.....................................A-1

EXHIBIT B - FORM OF REQUEST FOR RELEASE......................................B-1

EXHIBIT C-1 - FORM OF CERTIFICATION TO BE PROVIDED BY
         THE HELOC SERVICER..................................................C-1

EXHIBIT C-2 - RESERVED.......................................................C-2


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


                  This HELOC Servicing Agreement, dated as of March 23, 2005, among GMAC Mortgage Corporation, as HELOC Back-Up Servicer ("HELOC Back-Up Servicer"), American Home Mortgage Investment Trust 2005-1, as Issuer (the "Issuer"), American Home Mortgage Acceptance, Inc. as Seller (the "Seller"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee") and American Home Mortgage Servicing, Inc., as HELOC Servicer ("HELOC Servicer").



                         W I T N E S S E T H  T H A T :
                         ------------------------------

                  WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement and the related Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII and Group IX Subsequent Mortgage Loan Purchase Agreement, American Home Mortgage Securities LLC (the "Company" or "Depositor") will acquire the Mortgage Loans and the related Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII and Group IX Subsequent Mortgage Loans;

                  WHEREAS, the Company will create American Home Mortgage Investment Trust 2005-1, a Delaware statutory trust (the "Issuer"), and will transfer the Mortgage Loans and the related Subsequent Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement and the related Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII and Group IX Subsequent Mortgage Loan Purchase Agreement to the Issuer;

                  WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement dated as of March 23, 2005 ("Trust Agreement") among the Company, as depositor, Wilmington Trust Company, as owner trustee ("Owner Trustee") and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator"), the Company will convey the Mortgage Loans to the Issuer in exchange for the Certificates (as defined below);

                  WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Trust Certificates, 2005-1 ("Certificates");

                  WHEREAS, pursuant to the terms of an Indenture dated as of March 23, 2005 ("Indenture") among the Issuer, the Securities Administrator and the Indenture Trustee, the Issuer will pledge the Mortgage Loans and issue and transfer to or at the direction of the Purchaser the Mortgage-Backed Notes, Series 2005-1, Class I-A-1, Class I-A-2, Class I-A-3, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class VI-A, Class VII-A-1, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class VIII-M-1, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5, Class VIII-M-6, Class IX-A, Class B and Class N Notes; and

                  WHEREAS, pursuant to the terms of the HELOC Back-Up Servicing Agreement, the HELOC Back-Up Servicer will back-up service the HELOC Mortgage Loans set forth on the HELOC Mortgage Loan Schedule for the benefit of the holders of the Class IX-A Notes, the Issuer, the Insurer and the Indenture Trustee;



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

                  WHEREAS, pursuant to the terms of this HELOC Servicing Agreement, the HELOC Servicer shall service the HELOC Mortgage Loans for the benefit of the HELOC Back-Up Servicer, the Issuer, the Indenture Trustee, the Insurer and the holders of the Class IX-A Notes;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01 DEFINITIONS. For all purposes of this HELOC Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02 Other Definitional Provisions.

         (a) All terms defined in this HELOC Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this HELOC Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this HELOC Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this HELOC Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this HELOC Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this HELOC Servicing Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this HELOC Servicing Agreement shall refer to this HELOC Servicing Agreement as a whole and not to any particular provision of this HELOC Servicing Agreement; Section and Exhibit references contained in this HELOC Servicing Agreement are references to Sections and Exhibits in or to this HELOC Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (d) The definitions contained in this HELOC Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or

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

certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         Section 1.03 INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Stated Principal Balance of a HELOC Mortgage Loan shall be made on the basis of a 365/366 day year and the actual number of days elapsed.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 REPRESENTATIONS AND WARRANTIES REGARDING THE HELOC SERVICER. The HELOC Servicer represents and warrants to the HELOC Back-Up Servicer, the Issuer, the Indenture Trustee and the Insurer, that:

                  (i) The HELOC Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to own its assets and to transact the business in which it is currently engaged. The HELOC Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the HELOC Servicer or the validity or enforceability of the HELOC Mortgage Loans;

                  (ii) The HELOC Servicer has the power and authority to make, execute, deliver and perform this HELOC Servicing Agreement and all of the transactions contemplated under this HELOC Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this HELOC Servicing Agreement. When executed and delivered, this HELOC Servicing Agreement will constitute the legal, valid and binding obligation of the HELOC Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by availability of equitable remedies;

                  (iii) The HELOC Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this HELOC Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                  (iv) The execution and delivery of this HELOC Servicing Agreement and the performance of the transactions contemplated hereby by the HELOC Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the HELOC Servicer or any provision of the charter or bylaws of the HELOC Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the HELOC Servicer is a party or by which the HELOC Servicer may be bound;


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(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the HELOC Servicer), or to the knowledge of the HELOC Servicer threatened, against the HELOC Servicer or any of its properties or with respect to this HELOC Servicing Agreement or the Class IX-A Notes or the Certificates which, to the knowledge of the HELOC Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this HELOC Servicing Agreement; and

                  (vi) The HELOC Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the HELOC Mortgage Loans that are registered with MERS.

         The foregoing representations and warranties shall survive any termination of the HELOC Servicer hereunder.

         Section 2.02 EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this HELOC Servicing Agreement.

         Section 2.03 ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Indenture Trustee, as pledgee of the Mortgage Loans shall enforce the representations and warranties and related obligations for breaches thereof of the Seller pursuant to the Mortgage Loan Purchase Agreement or the Group IX Subsequent Mortgage Loan Purchase Agreement. Upon the discovery by the Seller, the HELOC Servicer, the Indenture Trustee, the Insurer or the Company of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement or the Group IX Subsequent Mortgage Loan Purchase Agreement in respect of any HELOC Mortgage Loan which materially and adversely affects the interests of the Class IX-A Noteholders, the Insurer or the Certificateholders, the party discovering the same shall give prompt written notice to the other parties. The Indenture Trustee shall promptly notify the Seller and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement or the Group IX Subsequent Mortgage Loan Purchase Agreement, the Seller either (i) cure such breach in all material respects or (ii) purchase such HELOC Mortgage Loan or such Subsequent Mortgage Loan, in each instance in accordance with the Mortgage Loan Purchase Agreement or the Group IX Subsequent Mortgage Loan Purchase Agreement; provided that the Seller shall, subject to the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute an Eligible Substitute Mortgage Loan or Eligible Substitute Mortgage Loans for such HELOC Mortgage Loan upon delivery of an Officer's Certificate to the Indenture Trustee stating that such Eligible Substitute Mortgage Loan satisfies the definition of Eligible Substitute Mortgage Loan set forth in Appendix A to the Indenture and that the Substitution Adjustment Amount, if any, has been deposited into the Collection Account. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the HELOC Servicer and remitted by the HELOC Servicer to the Seller on the next succeeding Payment Date.



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For the month of substitution, distributions to the Payment Account pursuant to this Agreement will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The HELOC Servicer shall amend or cause to be amended the HELOC Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the related Eligible Substitute Mortgage Loan and the HELOC Servicer shall promptly deliver the amended HELOC Mortgage Loan Schedule to the HELOC Back-Up Servicer, the Securities Administrator, Owner Trustee, the Insurer and Indenture Trustee.

         In connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the HELOC Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate Stated Principal Balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due on such Deleted Mortgage Loans in the month of substitution). The Seller shall pay the Substitution Adjustment Amount to the HELOC Servicer and the HELOC Servicer shall deposit such Substitution Adjustment Amount into the Collection Account upon receipt.



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                                  ARTICLE III
               ADMINISTRATION AND SERVICING OF HELOCMORTGAGE LOANS

         Section 3.01 HELOC SERVICER TO SERVICE. (a) The HELOC Servicer shall service, or take such actions as are necessary to ensure, the servicing and administration of the HELOC Mortgage Loans and any REO Property in accordance with this HELOC Servicing Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing home equity line of credit mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The HELOC Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities for the servicing and administration of the HELOC Mortgage Loans. The authority of the HELOC Servicer, in its capacity as HELOC Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power on behalf of the Issuer and the Indenture Trustee to (i) consult with and advise any Subservicer regarding administration of a related HELOC Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related HELOC Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related HELOC Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, acceptance of compromise proposals and any other matter pertaining to a delinquent HELOC Mortgage Loan. authority of the HELOC Servicer shall include, in addition, the power to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes (in the manner provided in this HELOC Servicing Agreement) and
(iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the HELOC Servicer and any Subservicer acting on its behalf may, and is hereby authorized, and empowered by the Indenture Trustee, to execute and deliver any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related HELOC Mortgage Loans, the insurance policies and accounts related thereto, and the Mortgaged Properties. The HELOC Servicer may exercise this power in its own name or in the name of a Subservicer.

         Notwithstanding the foregoing or anything else to the contrary in this HELOC Servicing Agreement, for so long as a Servicing Default or HELOC Servicer Termination Event is not in effect as provided in Section 6.01 herein, the responsibilities of the HELOC Back-Up Servicer shall be limited to review of the reports provided by the HELOC Servicer in connection with the creation of the Remittance Reports required of the HELOC Servicer pursuant to Section 4.01 of this HELOC Servicing Agreement and the HELOC Back-Up Servicer's obligations under Sections 3.01, 4.02, 4.03 and 4.04 of the HELOC Back-Up Servicing Agreement.

         The relationship of the HELOC Servicer (and of any successor to the HELOC Servicer under this Agreement) to the HELOC Back-Up Servicer and the other parties hereto under this Agreement is intended by the parties to be that of an independent contractor and not that of a




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joint venturer, partner or agent; provided, however, that the HELOC Servicer is authorized and empowered by the Indenture Trustee, in its own name or in the name of any Subservicer, when the HELOC Servicer or such Subservicer, as the case may be, believes it is appropriate in its best judgment to register any HELOC Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any HELOC Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Indenture Trustee, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the HELOC Servicer in accordance with Section 3.15, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any HELOC Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Indenture Trustee, then any related expenses shall be reimbursable to the HELOC Servicer from the Trust Estate.

         (b) With respect to each HELOC Mortgage Loan, consistent with the terms of this HELOC Servicing Agreement, the HELOC Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided,

                  (i) the Combined Loan-to-Value Ratio, which may be based on a new appraisal, of the related HELOC Mortgage Loan immediately following the modification is not greater than the Combined Loan-to-Value Ratio of such HELOC Mortgage Loan as of the date such HELOC Mortgage Loan was originated; or

                  (ii) in the case of any such action that would result in an increase in the Combined Loan-to-Value Ratio over the Combined Loan-to-Value Ratio as of the date such HELOC Mortgage Loan was originated, aggregate number of HELOC Mortgage Loans with respect to which a new senior lien is consented to by the HELOC Servicer does not exceed 5% of the number of HELOC Mortgage Loans as of the Cut-off Date or 30% of aggregate Stated Principal Balance of the HELOC Mortgage Loans as of such date, and the Combined Loan-to-Value Ratio after giving effect to the modification does not exceed 100%.

         (c) The HELOC Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of full release or discharge, or any other document contemplated by this HELOC Servicing Agreement and other comparable instruments with respect to the HELOC Mortgage Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Indenture Trustee shall promptly execute or cause to be executed any such documents on request of the HELOC Servicer and prepared by it) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related HELOC Mortgage Loan, that the security for, and the timely and full collectability of, such HELOC Mortgage Loan would not be adversely affected thereby. An assumption pursuant to this Section 3.01 is permitted solely if the creditworthiness of the prospective purchaser of a Mortgaged Property meets the same or better underwriting guidelines as those which were applied to the



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original borrower and the security for such HELOC Mortgage Loan is not impaired by the assumption. Any fee collected by the HELOC Servicer or the related Subservicer for processing such request will be retained by the HELOC Servicer or such Subservicer as additional servicing compensation.

         (d) Notwithstanding the provisions of Subsection 3.01(a), the HELOC Servicer shall not take any action inconsistent with the interests of the Indenture Trustee or with the rights and interests of the HELOC Back-Up Servicer under this HELOC Servicing Agreement.

         (e) The Indenture Trustee shall execute and return to the HELOC Servicer any limited powers of attorney and other documents in form as provided to the Indenture Trustee necessary or appropriate to enable the HELOC Servicer to service and administer the related HELOC Mortgage Loans and REO Property.

         (f) With respect to each HELOC Mortgage Loan, the HELOC Servicer may also, without approval from the Rating Agencies or the Insurer, increase the Credit Limit on a HELOC Mortgage Loan if such increase is consistent with the HELOC Servicer's underwriting policies and a new Appraised Value is obtained and the Combined Loan-to-Value Ratio of the HELOC Mortgage Loan after giving effect to the increase is less than or equal to the Combined Loan-to-Value Ratio of the HELOC Mortgage Loan as of the Cut-off Date.

         (g) With respect to each HELOC Mortgage Loan, the HELOC Servicer may increase the Credit Limits on up to 10% of the number of HELOC Mortgage Loans as of the Cut-off Date if the increase in the Credit Limit of any single HELOC Mortgage Loan does not cause the Combined Loan-to-Value Ratio of such HELOC Mortgage Loan to exceed 100%.

         (h) With respect to each HELOC Mortgage Loan, the HELOC Servicer, without prior approval from the Rating Agencies, the Indenture Trustee or the Insurer, may solicit Mortgagors for a reduction in Margins on up to 10% of the number of HELOC Mortgage Loans as of the Cut-off Date, provided that the cumulative impact of any such Margin reductions shall not result in the reduction of the weighted average Margin of the HELOC Mortgage Loans as of the Cut-off Date by more than 25 basis points taking into account any prior reductions.

In no event shall the HELOC Servicer modify the maturity of any HELOC Mortgage Loan to a maturity that is later than the Final Scheduled Payment Date. Nothing in this HELOC Servicing Agreement shall limit the right of the HELOC Servicer to solicit mortgagors with respect to new loans (including mortgage loans) that are not HELOC Mortgage Loans.

         Section 3.02 SUBSERVICING AGREEMENTS BETWEEN HELOC SERVICER AND SUBSERVICERS. (a) The HELOC Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the HELOC Mortgage Loans and for the performance of any and all other activities of the HELOC Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the HELOC Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the related Subservicing


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

Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer. Any Subservicing Agreement entered into by the HELOC Servicer shall include the provision that such Agreement may be terminated with or without cause and without the payment of any termination fee by any successor HELOC Servicer (including, without limitation, the HELOC Back-Up Servicer as successor HELOC Servicer) under this HELOC Servicing Agreement. In addition, each Subservicing Agreement shall provide for servicing of the HELOC Mortgage Loans consistent with the terms of this HELOC Servicing Agreement. The HELOC Servicer and the Subservicers may enter into Subservicing Agreements and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements providing for, among other things, the delegation by the HELOC Servicer to a Subservicer of additional duties regarding the administration of the HELOC Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this HELOC Servicing Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Indenture Trustee and the Noteholders, without the consent of the HELOC Back-Up Servicer.

         (b) As part of its servicing activities hereunder, the HELOC Servicer shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the HELOC Servicer, in its good faith business judgment, would require were it the owner of the related HELOC Mortgage Loans. The HELOC Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         Section 3.03 SUCCESSOR SUBSERVICERS. The HELOC Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement subject to the terms of Section 3.02(a) of this HELOC Servicing Agreement; provided, however, that upon termination, the HELOC Servicer shall either act as servicer of the related Mortgage Loan or enter into an appropriate contract with a successor Subservicer and in conformance with the terms of Section 3.02(a) of this HELOC Servicing Agreement pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement and this HELOC Servicing Agreement pertaining to the servicing of such HELOC Mortgage Loan.

         Section 3.04 LIABILITY OF THE HELOC SERVICER. (a) Notwithstanding any Subservicing Agreement, any of the provisions of this HELOC Servicing Agreement relating to agreements or arrangements between the HELOC Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the HELOC Servicer shall under all circumstances remain obligated and primarily liable to the Indenture Trustee, the Issuer, the Insurer and the Noteholders for the servicing and administering of the HELOC Mortgage Loans and any REO Property in accordance with this HELOC Servicing Agreement. The obligations and liability of the HELOC Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the HELOC Servicer by any Subservicer, or any other Person. The obligations and liability of the HELOC Servicer shall remain of the same nature and under the same terms and conditions as if the HELOC Servicer alone were servicing and administering the related HELOC Mortgage Loans. The HELOC Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this HELOC Servicing Agreement shall be deemed to limit or modify such indemnification. For the purposes of this HELOC Servicing Agreement, the HELOC Servicer shall be deemed to have received any payment on a HELOC Mortgage Loan on the date the Subservicer received such payment; provided, however, that this sentence shall not apply to the HELOC Back-Up Servicer as the successor HELOC Servicer.

         Any Subservicing Agreement that may be entered into and any transactions or services relating to the HELOC Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the HELOC Servicer alone, and none of the HELOC Back-Up Servicer, the Issuer, the Indenture Trustee or the Noteholders shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.05.

         Section 3.05 ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY HELOC BACK-UP SERVICER. (a) If the HELOC Back-Up Servicer or a successor HELOC Servicer shall assume the servicing obligations of the HELOC Servicer in accordance with Section 6.02 below, the HELOC Back-Up Servicer, to the extent necessary to permit the HELOC Back-Up Servicer to carry out the provisions of
Section 6.02 with respect to the HELOC Mortgage Loans, shall succeed to all of the rights and obligations of the HELOC Servicer under each of the Subservicing Agreements. In such event, the HELOC Back-Up Servicer or its designee as the successor servicer shall be deemed to have assumed all of the HELOC Servicer's rights and obligations therein and to have replaced the HELOC Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the HELOC Back-Up Servicer or its designee as a successor servicer, except that the HELOC Back-Up Servicer or its designee as a successor HELOC Servicer shall not be deemed to have assumed any obligations or liabilities of the HELOC Servicer arising prior to such assumption and the HELOC Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption. Nothing in the foregoing shall be deemed to entitle the HELOC Back-Up Servicer or its designee as a successor HELOC Servicer at any time to receive any portion of the servicing compensation provided under Section 3.15 except for such portion as the HELOC Servicer would be entitled to receive.

         (b) In the event that the HELOC Back-Up Servicer or a successor HELOC Servicer assumes the servicing obligations of the HELOC Servicer under Section 6.02, upon the reasonable request of the HELOC Back-Up Servicer or such successor HELOC Servicer, the HELOC Servicer shall at its own expense (or the expense of the Trust, if the HELOC Servicer fails to do so) deliver to the HELOC Back-Up Servicer, or to such successor HELOC Servicer photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related HELOC Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements, or responsibilities hereunder to the HELOC Back-Up Servicer, or to such successor HELOC Servicer. Section 3.06 COLLECTION OF MORTGAGE LOAN PAYMENTS. (a) The HELOC Servicer will coordinate and monitor remittances by Subservicers to it with respect to the HELOC Mortgage Loans in accordance with this HELOC Servicing Agreement.

         (b) The HELOC Servicer shall make its best reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the HELOC Mortgage Loans and shall follow, and use its best reasonable efforts to cause Subservicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing home equity line of credit mortgage loans for their own account to the extent such procedures shall be consistent with this HELOC Servicing Agreement. Consistent with the foregoing, the HELOC Servicer or the related Subservicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan, (ii) permit a Mortgagor to make Draws up to $500 in excess of the Credit Limit, and (iii) arrange or permit an arrangement with a Mortgagor for the payment of interest due and unpaid; provided, however, that the HELOC Servicer or the related Subservicer may permit the foregoing only if it believes, in good faith, that recoveries of Monthly Payments will be maximized; provided further, however, that Monthly Payments may not be suspended during the twelve months prior to the final maturity of the Class IX-A Notes.

         (c) Within five Business Days after the HELOC Servicer has determined that all amounts which it expects to recover from or on account of a HELOC Mortgage Loan have been recovered and that no further Liquidation Proceeds or Recoveries will be received in connection therewith, the HELOC Servicer shall provide to the HELOC Back-Up Servicer and the Securities Administrator a certificate of a Servicing Officer that such HELOC Mortgage Loan became a Liquidated Mortgage Loan or a Charged-Off HELOC Mortgage Loan as of the date of such determination. The HELOC Servicer shall provide to the HELOC Back-Up Servicer and the Securities Administrator a monthly summary of each HELOC Mortgage Loan that became a Liquidated Mortgage Loan or a Charged-Off HELOC Mortgage Loan.

         (d) The HELOC Servicer shall establish a segregated account in the name of the Indenture Trustee for the benefit of the Class IX-A Noteholders ("Collection Account"), which shall be an Eligible Account, in which the HELOC Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the HELOC Mortgage Loans due subsequent to the Cut-off Date (other than in respect of the payments referred to in the following paragraph) within 48 hours following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

                  (i) all payments of principal, including Principal Prepayments, of or interest on the HELOC Mortgage Loans (including advances by a Subservicer) received by the HELOC Servicer directly from Mortgagors or from the respective Subservicer;

                  (ii) aggregate Repurchase Price of the HELOC Mortgage Loans purchased by the HELOC Servicer pursuant to Section 3.18;

                  (iii) Net Liquidation Proceeds;

                  (iv) all proceeds of any HELOC Mortgage Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement and amount of any Transferor Deposit Amount paid by the Seller during the related Due Period pursuant to the Mortgage Loan Purchase Agreement and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

                  (v) Insurance Proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property;

                  (vi) [Reserved];

                  (vii) Released Mortgaged Property Proceeds;

                  (viii) Net Recoveries;

                  (ix) the amount of any losses incurred by the HELOC Servicer with respect to the investment of funds in the Collection Account; and

                  (x) any other amounts received by the HELOC Servicer, including any fees or penalties not retained by a Subservicer, required to be deposited in the Collection Account pursuant to this HELOC Servicing Agreement.

PROVIDED, HOWEVER, that with respect to each Due Period, the HELOC Servicer shall be permitted to retain from payments in respect of interest on the HELOC Mortgage Loans, the HELOC Servicing Fee for such Due Period and any unreimbursed advance made by the HELOC Servicer pursuant to Section 3.21. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the HELOC Servicer need not deposit in the Collection Account fees (including annual fees or assumption fees) or late charge and prepayment penalties, payable by Mortgagors, each as further described in Section 3.15. In the event any amount not required to be deposited in the Collection Account is so deposited, the HELOC Servicer may at any time (prior to being terminated under this Agreement) withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The HELOC Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the HELOC Mortgage Loans and shall hold all collections in the Collection Account for the benefit of the Class IX-A Noteholders. The HELOC Servicer shall be entitled to retain all Foreclosure Profits and shall not be obligated to deposit any Foreclosure Profits in the Collection Account.

         Funds in the Collection Account may not be invested with, and shall not be commingled with, the HELOC Servicer's own funds or general assets or with funds respecting payments on mortgage loans or with any other funds not related to the Class IX-A Notes. Funds in the Collection Account shall be invested solely in Eligible Investments, designated in the name of the Indenture Trustee for the benefit of the Class IX-A Noteholders, which shall mature not later than the Business Day next preceding the HELOC Servicer Remittance Date next following the date of such investment and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the HELOC Servicer or the related Subservicer. The amount of any losses incurred with respect to any such investments shall be deposited in the Collection Account by the HELOC Servicer on the Business Day prior to the HELOC Servicer Remittance Date.

         (e) The HELOC Servicer will require each Subservicer to hold all funds constituting collections on the HELOC Mortgage Loans, pending remittance thereof to the HELOC Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Eligible Investments, and in the name of the Indenture Trustee for the benefit of the Class IX-A Noteholders. The related Subservicer shall segregate and hold all funds collected and received pursuant to each HELOC Mortgage Loan separate and apart from any of its own funds and general assets and any other funds.

         Section 3.07 WITHDRAWALS FROM THE COLLECTION ACCOUNT. (a) The HELOC Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section 3.06 that are attributable to the HELOC Mortgage Loans for the following purposes (without duplication):

                  (i) to remit to the Indenture Trustee, by the HELOC Servicer Remittance Date, all amounts required to be deposited in the Collection Account as of the close of business on the related Determination Date;

                  (ii) to the extent deposited to the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.11, or Liquidation Expenses, paid pursuant to Section 3.13 or otherwise reimbursable pursuant to the terms of this HELOC Servicing Agreement, such withdrawal right being limited to amounts received on the related HELOC Mortgage Loans (other than any Repurchase Price in respect thereto) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or related Recoveries;

                  (iii) to pay to itself out of each payment received on account of interest on a HELOC Mortgage Loan as contemplated by Section 3.15, an amount equal to the related HELOC Servicing Fee (to the extent not retained pursuant to Section 3.06);

                  (iv) to pay to itself or the Seller, with respect to any HELOC Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the HELOC Servicer or other entity, all amounts received thereon and not required to be distributed to Class IX-A Noteholders as of the date on which the related Purchase Price or Repurchase Price is determined;

                  (v) to pay to the HELOC Back-Up Servicer the HELOC Back-Up Servicing Fee;

                  (vi) to reimburse the HELOC Servicer or any Subservicer from Insurance Proceeds, Liquidation Proceeds or Recoveries relating to a particular HELOC Mortgage Loan for amounts expended by the HELOC Servicer or such Subservicer pursuant to Section 3.13 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by the Uninsured Cause or in connection with the liquidation of such HELOC Mortgage Loan;

                  (vii) to pay the HELOC Servicer or any Subservicer (payment to any Subservicer to be subject to prior payment to the HELOC Servicer of an amount equal to the HELOC Servicing Fee), as appropriate, from Liquidation Proceeds, Insurance Proceeds or Recoveries received in connection with the liquidation of any HELOC Mortgage Loan, the amount which it or such Subservicer would have been entitled to receive under subclause (iii) of this Subsection 3.07(a) as servicing compensation on account of each defaulted Monthly Payment on such HELOC Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds, Insurance Proceeds and Recoveries with respect to such HELOC Mortgage Loan, after any reimbursement to the HELOC Servicer or any Subservicer, pursuant to other subclauses of this Subsection 3.07(a), exceeds the outstanding Stated Principal Balance of such HELOC Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Rate less the HELOC Servicing Fee Rate to but not including the date of payment (in any event, the aggregate amount of servicing compensation received by a Subservicer and the HELOC Servicer with respect to any defaulted Monthly Payment shall not exceed the applicable HELOC Servicing
Fee);

                  (viii) to reimburse the HELOC Servicer or any Subservicer for any Nonrecoverable Advance previously made, and not otherwise reimbursed pursuant to this Subsection 3.07(a);

                  (ix) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 3.06;

                  (x) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (xi) to reimburse the HELOC Servicer for costs incurred by it associated with the environmental report specified in Section 3.13(e);

                  (xii) to pay to the Seller, on behalf of the Depositor, to the extent that principal collections exceed Draws, the outstanding principal balance of each Additional Balance purchased by the Depositor from the Seller pursuant to the Mortgage Loan Purchase Agreement; and

                  (xiii) to clear and terminate the Collection Account following a termination of the Trust pursuant to Section 8.01 of the Trust Agreement.

In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (vi) and
(vii), the HELOC Servicer's entitlement thereto is limited to collections or other recoveries on the related HELOC Mortgage Loan, and the HELOC Servicer shall keep and maintain separate accounting, on a HELOC Mortgage Loan by HELOC Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses. Notwithstanding any other provision of this HELOC Servicing Agreement, the HELOC Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.13 or otherwise reimbursable expenses incurred pursuant to the terms of this HELOC Servicing Agreement, but only to the extent of collections or other recoveries on the related HELOC Mortgage Loan.

         (b) Notwithstanding the provisions of this Section 3.07, the HELOC Servicer may, but is not required to, allow the Subservicers to deduct from amounts received by them or from the related account maintained by a Subservicer, prior to deposit in the Collection Account, any portion to which such Subservicers are entitled hereunder as servicing compensation (including income on Eligible Investments) or reimbursement of any reimbursable Servicing Advances made by such Subservicers.

         (c) The HELOC Servicer shall pay to the Indenture Trustee interest on any payments to the Payment Account which were due on a HELOC Servicer Remittance Date but were made after the related HELOC Servicer Remittance Date at a rate equal to the federal funds rate from the date due to the date paid, both inclusive. This interest shall be solely an obligation of the HELOC Servicer and shall not be recoverable by the Indenture Trustee from the Trust or from any other source.

         Section 3.08 COLLECTION OF TAXES ASSESSMENTS AND SIMILAR ITEMS.

         The HELOC Servicer and any Subservicers shall not be required to maintain records relating to the payment of taxes, or deposit or retain any collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items, with respect to the HELOC Mortgage Loans.

         Section 3.09 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE HELOC MORTGAGE LOANS. The HELOC Servicer shall provide, and shall cause any Subservicer to provide, to the HELOC Back-Up Servicer, the Owner Trustee and the Indenture Trustee or its designee access to the documentation regarding the related HELOC Mortgage Loans and REO Property and to the Class IX-A Noteholders, the FDIC, and the supervisory agents and examiners of the FDIC access to the documentation regarding the related HELOC Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the HELOC Servicer or the Subservicers that are designated by these entities; PROVIDED, HOWEVER, that, unless otherwise required by law, the HELOC Servicer or the Subservicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; PROVIDED, FURTHER, HOWEVER, that the HELOC Back-Up Servicer, the Owner Trustee and the Indenture Trustee shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the HELOC Servicer or any Subservicer. The HELOC Servicer and the Subservicers shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

         Section 3.10 Reserved.

         Section 3.11 MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE. (a) The HELOC Servicer shall maintain and keep, or cause each Subservicer to maintain and keep, with respect to each Mortgage Loan and REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to the lesser of (i) the maximum insurable value of the improvements securing such HELOC Mortgage Loan from time to time, (ii) the combined principal balance owing on such HELOC Mortgage Loan and any mortgage loan senior to such HELOC Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis, and containing a standard mortgagee clause, PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multi-peril policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost.

         (b) Any amounts collected by the HELOC Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the HELOC Servicer's or a Subservicer's normal servicing procedures, the Mortgage Note or applicable law) shall be deposited initially in a Collection Account, for transmittal to the Payment Account, subject to withdrawal pursuant to Section 3.07.

         (c) Any cost incurred by a HELOC Servicer or a Subservicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the HELOC Mortgage Loan for the purpose of calculating monthly distributions to the HELOC Back-Up Servicer, notwithstanding that the terms of the HELOC Mortgage Loan so permit. Such costs shall be recoverable by the HELOC Servicer or a Subservicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the HELOC Servicer from the Repurchase Price, or as otherwise provided in Section 3.07.

         (d) No earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         (e) If insurance has not been maintained complying with Subsection 3.11(a) and there shall have been a loss which would have been covered by such insurance had it been maintained, the HELOC Servicer shall pay, or cause the related Subservicer to pay, for any necessary repairs.

         (f) The HELOC Servicer shall present, or cause the related Subservicer to present, claims under the related hazard insurance.

         (g) The HELOC Servicer shall obtain and maintain at its own expense and for the duration of this HELOC Servicing Agreement and shall cause each Subservicer to obtain and maintain a blanket fidelity bond and an errors and omissions insurance policy covering such Person's officers, employees and other persons acting on its behalf in connection with its activities under this HELOC Servicing Agreement or the related Subservicing Agreement. The amount of coverage shall be at least equal to the coverage maintained by the HELOC Servicer acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The HELOC Servicer shall promptly notify the HELOC Back-Up Servicer of any material change in the terms of such bond or policy. The HELOC Servicer shall provide annually to the HELOC Back-Up Servicer a certificate of insurance that each such bond and policy are in effect. If any such bond or policy ceases to be in effect, the HELOC Servicer shall, to the extent possible, give the HELOC Back-Up Servicer ten days' notice prior to any such cessation and the HELOC Servicer shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the HELOC Mortgage Loans collected under each such bond or policy shall be deposited initially in a Collection Account for transmittal to the Payment Account, subject to withdrawal pursuant to Section 3.07.

         Section 3.12 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. (a) In any case in which the HELOC Servicer is notified by any Mortgagor or Subservicer that a Mortgaged Property relating to a HELOC Mortgage Loan has been or is about to be conveyed by the Mortgagor, the HELOC Servicer shall enforce, or shall instruct such Subservicer to enforce, any due-on-sale clause contained in the related Mortgage to the extent permitted under the terms of the related Mortgage Note and by applicable law. If the HELOC Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the HELOC Mortgage Loan does not contain a due-on-sale clause, the HELOC Servicer is authorized, and may authorize any Subservicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related HELOC Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related HELOC Mortgage Loan shall continue to be covered by a hazard policy. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The HELOC Servicer shall forward to the Indenture Trustee the original copy of such assumption agreement, which copy shall be added by the Indenture Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. A portion, equal to up to 2% of the Stated Principal Balance of the related HELOC Mortgage Loan, of any fee or additional interest collected by the HELOC Servicer or the related Subservicer for consenting in any such conveyance or entering into any such assumption agreement may be retained by the HELOC Servicer as additional servicing compensation.

         (b) Notwithstanding the foregoing paragraph or any other provision of this HELOC Servicing Agreement, the HELOC Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a HELOC Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a HELOC Mortgage Loan which the HELOC Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

         Section 3.13 REALIZATION UPON DEFAULTED HELOC MORTGAGE LOANS. (a) The HELOC Servicer shall, or shall direct the related Subservicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any HELOC Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 only if the HELOC Servicer determines that there is sufficient equity in the related Mortgaged Property to justify such foreclosure, except that the HELOC Servicer shall not, and shall not direct the related Subservicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon unless the HELOC Servicer follows the procedures in Subsection (e) below.

         (b) The HELOC Servicer shall foreclose or shall direct the related Subservicer to foreclose on any Mortgaged Property in the name of the Indenture Trustee for the benefit of the Class IX-A Noteholders.

         (c) In connection with such foreclosure or other conversion, the HELOC Servicer in conjunction with the related Subservicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted HELOC Mortgage Loans in such manner (including short sales) as to maximize the receipt of principal and interest by the Class IX-A Noteholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(d). The foregoing is subject to the proviso that the HELOC Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the HELOC Mortgage Loan to the Class IX-A Noteholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Collection Account pursuant to Section 3.07) or through Insurance Proceeds (respecting which it shall have similar priority). The HELOC Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation). Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this HELOC Servicing Agreement to be Insurance Proceeds.

         (d) The Trust Estate shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or reasonably foreseeable default of a HELOC Mortgage Loan. In the event that the Trust Estate acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a HELOC Mortgage Loan, such property shall be disposed of by the HELOC Servicer (or its agent) on behalf of the Trust Estate within two years after its acquisition by the Trust Estate.

         (e) With respect to any HELOC Mortgage Loan as to which the HELOC Servicer or a Subservicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the HELOC Servicer shall promptly notify the HELOC Back-Up Servicer and shall act in accordance with any directions and instructions provided by the HELOC Back-Up Servicer. If the HELOC Back-Up Servicer has not provided directions and instructions to the HELOC Servicer in connection with any such HELOC Mortgage Loan within 30 days of a request by the HELOC Servicer for such directions and instructions, then the HELOC Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the HELOC Servicer shall not obtain on behalf of the Issuer a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the HELOC Back-Up Servicer, the Owner Trustee or the Indenture Trustee could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property.

         Section 3.14 INDENTURE TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.
(a) Upon payment in full of any HELOC Mortgage Loan following the end of the related Draw Period, the HELOC Servicer will immediately notify the Indenture Trustee by a certification signed by a Servicing Officer in the form of the request for release ("Request for Release") attached hereto as Exhibit B (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account have been so deposited) and shall request delivery to the HELOC Servicer or Subservicer, as the case may be, of the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall release related Mortgage File to the HELOC Servicer or Subservicer and shall execute and deliver to the HELOC Servicer, without recourse, representation or warranty an instrument of satisfaction of mortgage releasing the lien of the Mortgage (furnished by the HELOC Servicer), together with the Mortgage Note. In connection with the satisfaction of any MOM Loan, the HELOC Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage.

         (b) From time to time as is appropriate, for the servicing or foreclosure of any HELOC Mortgage Loan or collection under an insurance policy, the HELOC Servicer may deliver to the Indenture Trustee a Request for Release signed by a Servicing Officer on behalf of the HELOC Servicer in substantially the form attached as Exhibit B hereto. Upon receipt of the Request for Release, the Indenture Trustee shall deliver the Mortgage File or any document therein to the HELOC Servicer or Subservicer, as the case may be.

         (c) The HELOC Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Indenture Trustee when the need therefor no longer exists, and in any event within 21 days of the HELOC Servicer's receipt thereof, unless the HELOC Mortgage Loan has become a Liquidated Mortgage Loan or a Charged-Off HELOC Mortgage Loan and the Liquidation Proceeds or Recoveries relating to the HELOC Mortgage Loan have been deposited in the Collection Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Indenture Trustee, the HELOC Servicer, the related insurer or Subservicer to whom such file or document was delivered shall retain such file or document in its respective control as bailee for the Indenture Trustee unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non- judicially, and the HELOC Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the

Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a HELOC Mortgage Loan becomes a Liquidated Mortgage Loan or a Charged-Off HELOC Mortgage Loan, the HELOC Servicer shall deliver the Request for Release with respect thereto to the Indenture Trustee and, upon deposit of the related Liquidation Proceeds or Recoveries in the Collection Account as certified to the Indenture Trustee, the Indenture Trustee shall deliver the related Mortgage File or any document therein to the HELOC Servicer or Subservicer, as applicable.

         (d) The Indenture Trustee shall execute and deliver to the HELOC Servicer any court pleadings, requests for trustee's sale or other documents prepared and delivered to the Indenture Trustee for execution necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or otherwise available at law or equity. Together with such documents or pleadings the HELOC Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer in which it requests the Indenture Trustee to cause to be executed the pleadings or documents. The Indenture Trustee and any officer, director, employee or agent of the Indenture Trustee may rely in good faith on any such document submitted by the HELOC Servicer. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the insurance policies or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.15 SERVICING COMPENSATION. (a) As compensation for its activities hereunder, the HELOC Servicer shall be entitled to receive the HELOC Servicing Fee from full payments of accrued interest on each HELOC Mortgage Loan or as otherwise provided in Section 3.07. The HELOC Servicer shall be solely responsible for paying any and all fees with respect to a Subservicer and neither the Indenture Trustee nor the HELOC Back-Up Servicer shall bear any fees, expenses or other costs directly associated with any Subservicer.

         (b) The HELOC Servicer may retain additional servicing compensation in the form of prepayment charges, if any, a portion of the assumption fees up to 2% of the Stated Principal Balance of the related HELOC Mortgage Loan, fees for statement of account or payoff, late payment charges, or otherwise, to the extent such fees are collected from the related Mortgagors or, with respect to a Liquidated Mortgage Loan, to the extent such fees have accrued. The HELOC Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this HELOC Servicing Agreement and shall not be entitled in connection with servicing activities under this HELOC Servicing Agreement to reimbursement except as provided in this HELOC Servicing Agreement. Expenses to be paid by the HELOC Servicer under this Subsection 3.15(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.17.

         Section 3.16 ANNUAL STATEMENTS OF COMPLIANCE. No later than March 15 of each year, commencing in March 2006, the HELOC Servicer at its own expense shall deliver to the Depositor and the HELOC Back-Up Servicer, with a copy to the Insurer, the Securities Administrator and the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of activities of the HELOC Servicer during the preceding calendar year and of performance under this HELOC Servicing Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the HELOC Servicer has fulfilled all its obligations under this HELOC Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the HELOC Servicer to remedy such default; (iii) a review of activities of each Subservicer during the Subservicer's most recently ended calendar year on or prior to December 31 of the preceding year and its performance under its Subservicing Agreement has been made under such officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Subservicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Subservicer has performed and fulfilled its duties, responsibilities and obligations under this HELOC Servicing Agreement and its Subservicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the HELOC Servicer to the Class IX-A Noteholders upon request.

         Section 3.17 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.
(a) No later than March 15 of each year, commencing in March 2006, the HELOC Servicer, at its expense, shall cause a firm of independent public accountants which is a member of American Institute of Certified Public Accountants and which is Deloitte & Touche LLP (or a successor thereof) to furnish a statement to the HELOC Servicer, which will be provided to the Depositor, the Insurer, the Securities Administrator and the Rating Agencies, to the effect that, in connection with the firm's examination of the HELOC Servicer's financial statements as of the end of the preceding calendar year, nothing came to their attention that indicated that the HELOC Servicer was not in compliance with this Agreement, including Sections 3.06, 3.07 and 3.08 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         (b) No later than March 15 of each year, commencing in March 2006, the HELOC Servicer, at its expense, shall or shall cause each Subservicer to cause a nationally recognized firm of independent certified public accountants to furnish to the HELOC Servicer or such Subservicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the HELOC Servicer or such Subservicer which includes an assertion that the HELOC Servicer or such Subservicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to residential mortgage loans) identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of mortgage loans similar to the HELOC Mortgage Loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the HELOC Servicer shall or shall cause each Subservicer to furnish a copy of such report to the Depositor, the HELOC Back-Up Servicer, the Insurer, the Securities Administrator and the Rating Agencies. Any annual independent public accountants' report furnished pursuant to this Section 3.17 shall be in such form as shall permit such report to be filed with the Securities and Exchange Commission as part of the Issuer's annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended, and no such annual independent public accountant's report shall contain any language restricting, limiting or prohibiting such use of such report.

         Section 3.18 OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. The HELOC Servicer may but is not obligated to, repurchase from the Issuer any Mortgage Loan delinquent in payment for a period of 90 days or longer (a "90-Day Delinquent Mortgage Loan") for a price equal to the Repurchase Price. Any such 90-Day Delinquent Mortgage Loan shall only be eligible for purchase pursuant to this Section during the period beginning on the first Business Day of the Calendar Quarter following the Calendar Quarter in which such Mortgage Loan became a 90-Day Delinquent Mortgage Loan, and ending at the close of business on the second-to-last Business Day of such following Calendar Quarter. Such option if not exercised shall not thereafter be reinstated as to any Mortgage Loan, unless the delinquency is cured and the Mortgage Loan thereafter again becomes delinquent in payment by 90 days or more in a subsequent Calendar Quarter. Notwithstanding the foregoing, the Indenture Trustee, whether acting as Indenture Trustee or in the capacity of successor HELOC Back-Up Servicer, shall have no obligation hereunder or under any other Basic Document to repurchase any Mortgage Loan.

         Section 3.19 INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The HELOC Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the HELOC Servicer or a Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2005, the HELOC Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the HELOC Servicer or such Subservicer (i) acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a HELOC Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the HELOC Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J, Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

         Section 3.20 FAIR CREDIT REPORTING ACT. The HELOC Servicer, in its capacity as HELOC Servicer for each Mortgage Loan, agrees to fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit reporsitories), on a monthly basis.

         Section 3.21 ADVANCES ON THE HELOC MORTGAGE LOANS. The HELOC Servicer shall be required to advance the interest component of any delinquent Minimum Monthly Payment (or any portion of it) with respect to any HELOC Mortgage Loan by depositing the HELOC Advance Amount into the Collection Account by the related Determination Date, subject to reimbursement of the same. The HELOC Servicer's obligation to make such advances as to any HELOC Mortgage Loan will continue through the last Monthly Payment due prior to payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or Recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the HELOC Mortgage Loan; provided, however, that such obligation shall cease if the HELOC Servicer determines, in its sole reasonable opinion, that advances with respect to such HELOC Mortgage Loan are, or would constitute, a Nonrecoverable Advance.

         Section 3.22 TRANSFERS OF HELOC MORTGAGE LOANS AT ELECTION OF THE SELLER. Subject to the conditions below, the Seller may require the transfer of HELOC Mortgage Loans from the Trust to the Seller as of the close of business on a Payment Date (the "Transfer Date"). In connection with any transfer, the Transferor Interest shall be reduced by the aggregate Stated Principal Balances as of their Transfer Date of the HELOC Mortgage Loans transferred. On the fifth Business Day (the "Transfer Notice Date") before the Transfer Date designated in the notice, the Seller shall give the Owner Trustee, the Indenture Trustee, the Securities Administrator, the HELOC Servicer, the Depositor and the Insurer a notice of the proposed transfer that contains a list of randomly selected HELOC Mortgage Loans to be transferred. These transfers of HELOC Mortgage Loans shall be permitted if the following conditions are satisfied:

                  (i) No Rapid Amortization Event has occurred.

                  (ii) On the Transfer Date the Transferor Interest Principal Balance (after giving effect to the removal of the HELOC Mortgage Loans proposed to be transferred) exceeds the Minimum Transferor Interest.

                  (iii) The transfer of any HELOC Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Seller, cause a Rapid Amortization Event to occur or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event.

                  (iv) By the Transfer Date, the Seller shall have delivered to the Indenture Trustee, the Insurer and the Securities Administrator a revised HELOC Mortgage Loan Schedule, reflecting the proposed transfer and the Transfer Date, and the HELOC Servicer shall have marked on its general accounting records to show that the HELOC Mortgage Loans transferred to the Seller are no longer owned by the Trust.

                  (v) The Seller shall represent and warrant that no selection procedures reasonably believed by the Seller to be adverse to the interests of the Class IX-A Noteholders or the Insurer were used in selecting the HELOC Mortgage Loans to be removed from the Trust.

                  (vi) In connection with each transfer of HELOC Mortgage Loans pursuant to this Section, each Rating Agency and the Insurer shall have received by the related Transfer Notice Date notice of the proposed transfer of HELOC Mortgage Loans and, before the Transfer Date, each Rating Agency shall have notified the Seller, the Indenture Trustee, the Depositor and the Insurer that the transfer of HELOC Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Class IX-A Notes without regard to the Insurance Policy.

                  (vii) The Seller shall have delivered to the Owner Trustee, the Depositor, the Indenture Trustee and the Insurer an Officer's Certificate certifying that the items in subparagraphs (i) through (vi), inclusive, have been performed or are true, as the case may be. The Owner Trustee and the Indenture Trustee may conclusively rely on the Officer's Certificate, shall have no duty to make inquiries with regard to the matters in it, and shall incur no liability in so relying.

         Upon receiving the requisite information from the Seller, the HELOC Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date each of the Indenture Trustee and the HELOC Servicer shall cause delivery to be effected to the Seller of the portion of the Mortgage File in its possession for each HELOC Mortgage Loan being so transferred, and the Indenture Trustee shall execute and deliver to the Seller any other documents prepared by the Seller reasonably necessary to transfer the HELOC Mortgage Loans to the Seller. This transfer of the Trust's interest in HELOC Mortgage Loans shall be without recourse, representation, or warranty by the Indenture Trustee or the Trust to the Seller.

         Section 3.23 TRANSFERS OF HELOC MORTGAGE LOANS WITH LOCKED BALANCES. In the event that the aggregate amount of Locked Balances exceeds 10% of the total outstanding Stated Principal Balance of the Group IX Loans as of the end of any Due Period the Seller will (i) accept a retransfer of related HELOC Mortgage Loans with Locked Balances in an amount equal to the amount necessary to reduce the aggregate amount of Locked Balances to an amount equal to or less than 10% of the total outstanding Stated Principal Balance of the Group IX Loans at the end of the related Due Period, and (ii) on the Business Day prior to the related Payment Date following the end of such Due Period, deposit to the Payment Account cash equal to the aggregate Repurchase Prices of such HELOC Mortgage Loans. Such retransfer will be accomplished in accordance with the procedures in the last paragraph of Section 3.20 and the HELOC Mortgage Loans subject to retransfer will be selected randomly.

                                   ARTICLE IV
                              SERVICING CERTIFICATE

         Section 4.01 REMITTANCE REPORTS. On or prior to the eighteenth (18th) calendar day of each month (or, if such eighteenth (18th) day is not a Business Day, the immediately preceding Business Day), the HELOC Servicer shall deliver to the Securities Administrator and the HELOC Back-Up Servicer a report, prepared as of the close of business on the Determination Date ("Remittance Report"), in the form of a disk or such other electronic method as to which the Securities Administrator, the HELOC Servicer and HELOC Back-Up Servicer shall agree. Such report shall detail the payments and collections in respect of the HELOC Mortgage Loans for each of the categories of deposit specified in Section 3.06(d) and each of the categories of withdrawal specified in Section 3.07(a). In addition, the report shall detail amounts for each of the categories specified in the preceding sentence that are to be included in interest collections and principal collections for the related Payment Date. The Remittance Report and any written information supplemental thereto shall include such information with respect to the HELOC Mortgage Loans that is reasonably available to the HELOC Servicer and that is required by the Securities Administrator for purposes of making the calculations and providing the reports referred to in the Indenture.

         The determination by the HELOC Servicer of such amounts shall, in absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Indenture Trustee and the Securities Administrator shall be protected in relying upon the same without any independent check or verification. The Indenture Trustee and the Securities Administrator shall have no obligation to recompute, recalculate or verify any information provided to it by the HELOC Servicer.

         Section 4.02 Reserved.

         Section 4.03 Reserved.

         Section 4.04 Reserved.

         Section 4.05 Reserved.

         Section 4.06 ANNUAL CERTIFICATION. For so long as the HELOC Mortgage Loans are being back-up serviced by the HELOC Back-Up Servicer, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty (30) days written request, an officer of the HELOC Servicer shall execute and deliver an Officer's Certificate to the HELOC Back-Up Servicer and the Depositor for the benefit of such HELOC Back-Up Servicer and the Depositor and their officers, directors and affiliates in the form of Exhibit C-1.

                                   ARTICLE V
                               THE HELOC SERVICER

         Section 5.01 LIABILITY OF THE HELOC SERVICER. The HELOC Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the HELOC Servicer herein.

         Section 5.02 MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF THE HELOC SERVICER. Any corporation into which the HELOC Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the HELOC Servicer shall be a party, or any corporation succeeding to the business of the HELOC Servicer, shall be the successor of the HELOC Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the HELOC Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

         The HELOC Servicer may assign its rights and delegate its duties and obligations under this HELOC Servicing Agreement; PROVIDED, that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the HELOC Back-Up Servicer, is willing to service the HELOC Mortgage Loans and executes and delivers to the HELOC Back-Up Servicer, the Issuer and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the HELOC Back-Up Servicer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the HELOC Servicer under this HELOC Servicing Agreement; PROVIDED, FURTHER, that each Rating Agency's rating of the applicable Class IX-A Notes in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade.

         Section 5.03 LIMITATION ON LIABILITY OF THE HELOC SERVICER AND OTHERS. The HELOC Servicer shall immediately notify the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the HELOC Mortgage Loans, assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered in respect of such claim. The HELOC Servicer agrees that it will not enter into the settlement of any such claim without the consent of the Insurer. The HELOC Servicer also agrees that it will not enter into the settlement of any such claim if such settlement would materially and adversely affect the interests of the Noteholders. The HELOC Servicer shall be entitled to reimbursement of any such costs and expenses from funds in the Collection Account, unless such claim relates to a matter for which the HELOC Servicer is required to indemnify the Issuer, the Indenture Trustee or the HELOC Back-Up Servicer pursuant to Section 5.06. Neither the HELOC Servicer nor any of the directors or officers or employees or agents of the HELOC Servicer shall be under any liability to the HELOC Back-Up Servicer, the Issuer and the Indenture Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this HELOC Servicing Agreement, PROVIDED,

HOWEVER, that this provision shall not protect the HELOC Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The HELOC Servicer and any director or officer or employee or agent of the HELOC Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The HELOC Servicer's right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the HELOC Servicer pursuant to Sections 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         Section 5.04 HELOC SERVICER NOT TO RESIGN. Subject to the provisions of
Section 5.02, the HELOC Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law (any such determination permitting the resignation of the HELOC Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the HELOC Back-Up Servicer) or (ii) upon satisfaction of the following conditions: the HELOC Servicer has proposed a successor servicer to the HELOC Back-Up Servicer in writing and such proposed successor servicer is reasonably acceptable to the HELOC Back-Up Servicer; PROVIDED, HOWEVER, that no such resignation by the HELOC Servicer shall become effective until such successor servicer shall have assumed the HELOC Servicer's responsibilities and obligations hereunder or another successor HELOC Servicer has been appointed in accordance with Section 6.02 and has accepted such appointment. Any such resignation shall not relieve the HELOC Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the HELOC Servicer. The HELOC Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Noteholder for any amounts paid by the HELOC Servicer pursuant to any provision of this HELOC Servicing Agreement.

         Section 5.05 DELEGATION OF DUTIES. In the ordinary course of business, the HELOC Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the HELOC Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the HELOC Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

         Section 5.06 INDEMNIFICATION. (a) The HELOC Servicer agrees to indemnify each of the HELOC Back-Up Servicer, the Issuer and the Indenture Trustee for and to hold each of the HELOC Back-Up Servicer, the Issuer and the Indenture Trustee harmless against, any claim, tax, penalty, loss, liability or expense of any kind whatsoever, incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the failure by the HELOC Servicer to perform its duties in compliance with this HELOC Servicing Agreement. In addition to the indemnification set forth in the previous sentence, the HELOC Servicer shall indemnify and hold each of the HELOC Back-Up Servicer, the Issuer and the Indenture Trustee harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses resulting from or related to any act or omission to act of any prior servicer, owner or originator of a HELOC Mortgage Loan or

Mortgaged Property (or any other Person) prior to the transfer of servicing to the HELOC Back-Up Servicer in accordance with Section 6.02 hereunder, provided that:

                  (i) with respect to any such claim, the HELOC Back-Up Servicer, the Indenture Trustee or the Issuer, as applicable, shall have given the HELOC Servicer written notice thereof promptly after the HELOC Back-Up Servicer, the Issuer or the Indenture Trustee, as applicable, shall have actual knowledge thereof, it being understood that failure to give such notice shall not relieve the HELOC Servicer of its indemnification obligations hereunder;

                  (ii) while maintaining control over its own defense, the HELOC Back-Up Servicer, the Issuer or the Indenture Trustee, as applicable, shall cooperate and consult fully with the HELOC Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this HELOC Servicing Agreement to the contrary, the HELOC Servicer shall not be liable for settlement of any claim by the HELOC Back-Up Servicer, the Issuer or the Indenture Trustee, as applicable, entered into without the prior consent of the HELOC Servicer, which consent shall not be unreasonably withheld.

         (b) No termination of this HELOC Servicing Agreement or the resignation or removal of the HELOC Servicer shall affect the obligations created by this
Section 5.06 of the HELOC Servicer to indemnify the HELOC Back-Up Servicer, the Issuer and the Indenture Trustee under the conditions and to the extent set forth herein. This section shall survive the termination of this HELOC Servicing Agreement and the resignation or removal of the HELOC Servicer and the Indenture Trustee. Any amounts to be paid by the HELOC Servicer pursuant to this Subsection may not be paid from the Trust Estate.

         Section 5.07 DUTIES OF THE HELOC SERVICER WITH RESPECT TO THE INDENTURE. (a) The HELOC Servicer shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Indenture (references are to sections of the Indenture):

                  (i) causing the preparation of the Notes (for execution by the Owner Trustee) upon their initial issuance and causing the preparation of an Issuer Request (for execution by the Owner Trustee) for delivery to the Indenture Trustee regarding authentication of the Notes (Section 2.02);

                  (ii) causing the preparation of an Issuer Request and Officer's Certificate (and executing the same on behalf of the Issuer) and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Section 8.05);

                  (iii) causing the preparation of Issuer Requests (and executing the same on behalf of the Issuer) and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures;

                  (iv) causing the preparation and obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Sections 8.05 and 10.01);

                  (v) the delivery of notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture (Section 5.01);

                  (vi) annual delivery of Opinions of Counsel, in accordance with Section 3.07 of the Indenture, as to the Trust Estate, and the annual delivery and execution of the Officers' Certificate (Section 3.15);

                  (vii) causing the preparation and execution of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.10 and 10.01);

                  (viii) obtaining and preserving the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the HELOC Mortgage Loans and each other instrument and agreement included in the Trust Estate (Section 3.04).

         (b) In addition to the duties of the HELOC Servicer set forth above, the HELOC Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee or the Indenture Trustee (it being understood that in no event is the Indenture Trustee obligated to make such request or give such direction) shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents. In accordance with the directions of the Owner Trustee or Indenture Trustee (it being understood that in no event is the Indenture Trustee obligated to make such request or give such direction), the HELOC Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee or the Indenture Trustee (it being understood that in no event is the Indenture Trustee obligated to make such request or give such direction) and are reasonably within the capability of the HELOC Servicer.

                                   ARTICLE VI
                                     DEFAULT

         Section 6.01 SERVICING DEFAULT. If any one of the following events (each, a "Servicing Default") shall occur and be continuing:

                  (i) Any failure by the HELOC Servicer to deposit in the Collection Account or Payment Account any deposit required to be made under the terms of this HELOC Servicing Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to the HELOC Servicer by the Indenture Trustee, the HELOC Back-Up Servicer or the Insurer; or

                  (ii) Failure on the part of the HELOC Servicer duly to observe or perform in any material respect any representation or warranty of the HELOC Servicer or any other covenants or agreements of the HELOC Servicer (including the making of Servicing Advances) set forth in this HELOC Servicing Agreement, which failure, in each case, materially and adversely affects the interests of the Class IX-A Noteholders and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the HELOC Servicer by the Indenture Trustee, the HELOC Back-Up Servicer or the Insurer; or

                  (iii) The entry against the HELOC Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (iv) The HELOC Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the HELOC Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the HELOC Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the HELOC Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in every such case, so long as a Servicing Default shall not have been remedied by the HELOC Servicer, the Indenture Trustee or the HELOC Back-Up Servicer may, or the Indenture Trustee at the direction of the holders of 51% of the aggregate Note Principal Balance shall by notice then given to the HELOC Servicer, terminate all of the rights and obligations of the HELOC Servicer as servicer under this HELOC Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the HELOC Mortgage Loans hereunder during any period prior to the date of such termination and the HELOC Back-Up Servicer may exercise any and all other remedies available at law or equity. Any such notice to the HELOC Servicer shall also be given to each Rating Agency, the Insurer, the Company and the Issuer. On or after the receipt by the HELOC Servicer of such written notice, all authority and power of the HELOC Servicer under this HELOC Servicing Agreement, whether with respect to the Class IX-A Notes or the HELOC Mortgage Loans or otherwise, shall pass to and be vested in the HELOC Back-Up Servicer, pursuant to and under this Section 6.01; and, without limitation, the HELOC Back-Up Servicer is hereby authorized and empowered to execute and deliver, on behalf of the HELOC Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each HELOC Mortgage Loan and related documents, or otherwise. Notwithstanding the foregoing, the parties hereto and the Securityholders by their acceptance of any Security, acknowledge and agree that there will be a period of transition before actual servicing functions can be fully transferred to the HELOC Back-Up Servicer, as successor HELOC Servicer, or to a successor HELOC Servicer appointed by the HELOC Back-Up Servicer pursuant to the provisions hereof, provided, that the HELOC Back-Up Servicer shall use its reasonable best efforts to succeed to actual servicing functions or find a successor HELOC Servicer as promptly as possible. The HELOC Servicer agrees to cooperate with the HELOC Back-Up Servicer in effecting the termination of the responsibilities and rights of the HELOC Servicer hereunder, including, without limitation, the transfer to the HELOC Back-Up Servicer or the successor HELOC Servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Estate or which thereafter become part of the Trust Estate; (ii) originals or copies of all documents of the HELOC Servicer reasonably requested by the HELOC Back-Up Servicer to enable it to assume the HELOC Servicer's duties thereunder and under the Subservicing Agreements; (iii) the rights and obligations of the HELOC Servicer under the Subservicing Agreements with respect to the HELOC Mortgage Loans; (iv) all cash amounts which shall at the time be deposited by the HELOC Servicer or should have been deposited to the Collection Account or the Payment Account or thereafter be received with respect to the HELOC Mortgage Loans; and (v) all costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the HELOC Back-Up Servicer or any successor HELOC Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the HELOC Back-Up Servicer or successor HELOC Servicer to service the HELOC Mortgage Loans properly and effectively. All reasonable costs and expenses (including, but not limited to, attorneys' fees and disbursements) incurred by the HELOC Back-Up Servicer or a successor HELOC Servicer in connection with its succession as HELOC Servicer, or the Indenture Trustee in accordance with such succession (as provided below), including amending this HELOC Servicing Agreement to reflect such succession as HELOC Servicer pursuant to this Section 6.01 shall be paid by the predecessor HELOC Servicer (or if the predecessor HELOC Servicer is the HELOC Back-Up Servicer, the initial HELOC Servicer) upon presentation of reasonable documentation of such costs and expenses. In connection therewith, the Indenture Trustee shall establish a reserve fund (the "Reserve Fund") into which each of the HELOC

Servicer and the RMBS Servicer shall deposit on the Closing Date the amount of $325,000 each (for a total of $650,000) to be held in trust for the benefit of each of the HELOC Back-Up Servicer, the RMBS Master Servicer and the Indenture Trustee. Funds on deposit in the Reserve Fund shall not be invested. Funds on deposit in the Reserve Fund shall be used to pay the costs and expenses incurred by the HELOC Back-Up Servicer in connection with its succession as HELOC Servicer in the event of a Servicing Default by the HELOC Servicer pursuant to this Section 6.01, or to pay the costs and expenses incurred by the RMBS Master Servicer in connection with its succession as RMBS Servicer in the event of a Servicing Default by the RMBS Servicer pursuant to Section 6.01 of the RMBS Servicing Agreement, and to pay the costs and expenses incurred by the Indenture Trustee in connection with any such succession by the HELOC Back-Up Servicer or RMBS Master Servicer, respectively, to the HELOC Servicer or RMBS Servicer. In addition, at the end of each Calendar Quarter, the Indenture Trustee shall release from the Reserve Fund and pay to the Seller an amount equal to $30 times each Mortgage Loan which was released from the Trust Estate during such Calendar Quarter as calculated by the Securities Administrator and provided to the Indenture Trustee. In the event that amounts contained in the Reserve Fund are insufficient to reimburse the HELOC Back-Up Servicer or the RMBS Master Servicer in accordance with this Section 6.01, then any remaining amounts required to be paid to the HELOC Back-Up Servicer or the RMBS Master Servicer in accordance with this Section 6.01 shall be payable from the Trust Estate. The Reserve Fund shall no longer be maintained if the HELOC Servicer is rated "SQ2" or better by Moody's on any date as certified by the HELOC Servicer to the Indenture Trustee, the RMBS Master Servicer, the HELOC Back-Up Servicer and the Securities Administrator. The costs and expenses incurred by the Indenture Trustee in connection with any such succession by the HELOC Back-Up Servicer or the RMBS Master Servicer, respectively, to the HELOC Servicer or RMBS Servicer, as applicable, shall be reimbursed in the first instance from the Reserve Fund. In the event that amounts contained in the Reserve Fund are insufficient to reimburse the Indenture Trustee in accordance with this Section 6.01, then any remaining amounts required to be paid to the Indenture Trustee in accordance with this Section 6.01 shall be payable by the terminated HELOC Servicer or terminated RMBS Servicer, as applicable, and in the event the Indenture Trustee is unable to collect any such amounts from the terminated HELOC Servicer or terminated RMBS Servicer, as applicable, then any remaining amounts shall be payable from the Trust Estate.

         Notwithstanding any termination of the activities of the HELOC Servicer hereunder, the HELOC Servicer shall be entitled to receive, out of any late collection of a payment on a HELOC Mortgage Loan which was due prior to the notice terminating the HELOC Servicer's rights and obligations hereunder and received after such notice, that portion to which the HELOC Servicer would have been entitled pursuant to Sections 3.07 and 3.15 as well as its HELOC Servicing Fee in respect thereof, and any other amounts payable to the HELOC Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         The HELOC Servicer shall immediately notify the HELOC Back-Up Servicer in writing of any Servicing Default.

         In addition, upon the occurrence of any HELOC Servicer Termination Event and upon the direction of the Insurer in connection therewith, the HELOC Back-Up Servicer shall terminate the rights and responsibilities of the HELOC Servicer hereunder and shall appoint a successor HELOC Servicer in accordance with the provisions of this Section 6.02; provided, however, that in the event of the appointment of the HELOC Back-Up Servicer or other successor as successor HELOC Servicer in accordance with
Section 6.02 hereof, the HELOC Servicer Termination Event shall not apply.

         Section 6.02 HELOC BACK-UP SERVICER TO ACT; APPOINTMENT OF SUCCESSOR.
(a) As promptly as possible following the time the HELOC Servicer sends a notice pursuant to clause (i) of Section 5.04, the HELOC Back-Up Servicer, or other successor appointed in accordance with this Section 6.02, shall be the successor in all respects to the HELOC Servicer in its capacity as HELOC Servicer under this HELOC Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the HELOC Servicer by the terms and provisions hereof, including but not limited to the provisions of Article V. Nothing in this HELOC Servicing Agreement shall be construed to permit or require the HELOC Back-Up Servicer or any other successor HELOC Servicer to (i) be responsible or accountable for any act or omission of the predecessor HELOC Servicer, (ii) require or obligate the HELOC Back-Up Servicer, in its capacity as successor HELOC Servicer, to purchase, repurchase or substitute any HELOC Mortgage Loan,
(iii) fund any losses on any Eligible Investment directed by any other HELOC Servicer, or (iv) be responsible for the representations and warranties of the HELOC Servicer, except as provided herein. As compensation therefor, the HELOC Back-Up Servicer shall be entitled to such compensation as the HELOC Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding above, (i) if the HELOC Back-Up Servicer is unwilling to act as successor HELOC Servicer, or (ii) if the HELOC Back-Up Servicer is legally unable so to act, the HELOC Back-Up Servicer may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the HELOC Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the HELOC Servicer hereunder; provided that the appointment of any such successor HELOC Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Class IX-A Notes by the Rating Agencies (as evidenced by a letter to such effect delivered by the Rating Agencies). Pending appointment of a successor to the HELOC Servicer hereunder, unless the HELOC Back-Up Servicer is prohibited by law from so acting or is unwilling to act as such, the HELOC Back-Up Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on HELOC Mortgage Loans in an amount equal to the compensation which the HELOC Servicer would otherwise have received pursuant to Section 3.15 (or such lesser compensation as the HELOC Back-Up Servicer and such successor shall agree). appointment of a successor HELOC Servicer shall not affect any liability of the predecessor HELOC Servicer which may have arisen under this HELOC Servicing Agreement prior to its termination as HELOC Servicer (including, without limitation, the obligation to pay any deductible under an insurance policy pursuant to Section 3.11 or to indemnify the HELOC Back-Up Servicer pursuant to Section 5.06), nor shall any successor HELOC Servicer be liable for any acts or omissions of the predecessor HELOC Servicer or for any breach by such HELOC Servicer of any of its representations or warranties contained herein or in any related document or agreement. The HELOC Back-Up Servicer and such successor shall take such action, consistent with this HELOC Servicing Agreement, as shall be necessary to effectuate any such succession.

         In connection with the termination or resignation of the HELOC Servicer hereunder, either (i) the successor HELOC Servicer, including the HELOC Back-Up Servicer if the HELOC Back-Up Servicer is acting as successor HELOC Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the HELOC Mortgage Loans that are registered with MERS, in which case the predecessor HELOC Servicer shall cooperate with the successor HELOC Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor HELOC Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor HELOC Servicer shall cooperate with the successor HELOC Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such HELOC Mortgage Loan or servicing of such HELOC Mortgage Loan on the MERS(R) System to the successor HELOC Servicer. The predecessor HELOC Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor HELOC Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 6.02. To the extent these fees and costs are not paid by the HELOC Servicer and are incurred by any successor HELOC Servicer, such fees and costs will be reimbursable to the successor HELOC Servicer by the Trust. The successor HELOC Servicer shall cause such assignment to be delivered to the Indenture Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

         (b) Any successor, including the HELOC Back-Up Servicer, to the HELOC Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the HELOC Mortgage Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as HELOC Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the HELOC Servicer is so required pursuant to
Section 3.11(g).

         (c) Any successor HELOC Servicer, including the HELOC Back-Up Servicer, shall not be deemed to be in default or to have breached its duties hereunder if the predecessor HELOC Servicer shall fail to deliver any required deposit to the Collection Account or otherwise cooperate with any required servicing transfer or succession hereunder.

         (d) Notwithstanding anything else herein to the contrary, in no event shall the HELOC Back-Up Servicer be liable for any servicing fee or any differential in amount of the servicing fee paid hereunder and the amount necessary to induce any successor HELOC Servicer to act as a successor HELOC Servicer under this HELOC Servicing Agreement and the transactions set forth or provided for herein.

         Section 6.03 RESERVED.

         Section 6.04 WAIVER OF DEFAULTS. The HELOC Back-Up Servicer, with the consent of the Insurer, may waive any default by the HELOC Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Servicing Default arising therefrom shall be deemed to have been timely remedied for every purpose of this HELOC Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT. This HELOC Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading, qualification or withdrawal of the rating then assigned to the Class IX-A Notes.

         Section 7.02 GOVERNING LAW. THIS HELOC SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

         (a) in the case of the HELOC Back-Up Servicer:

         GMAC Mortgage Corporation
         100 Witmer Road
         Horsham, Pennsylvania 19044
         Attention: General Counsel
         Telecopier No.: (215) 682-1467

         (b) in the case of the HELOC Servicer: American Home Mortgage Servicing, Inc.

         7142 Columbia Gateway Drive
         Columbia, Maryland 21046
         Attention: David Friedman

         (c) in the case of Rating Agencies: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         55 Water Street - 41st Floor
         New York, New York 10041
         Attention: Asset Backed Surveillance Group

         Moody's Investors Service, Inc.
         99 Church Street
         New York, New York 10007
         Attention:

         (d) in the case of the Owner Trustee, the Corporate Trust Office:
             Wilmington Trust Company

         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890
         Attention: Corporate Trust Administration

         (e) in the case of the Issuer, to American Home Mortgage Investment Trust 2005-1: c/o American Home Mortgage Securities LLC

         520 Broadhollow Road
         Melville, New York 11747
         Attention: General Counsel

         (f) in the case of the Indenture Trustee: its Corporate Trust Office

         (g) in the case of the Insurer,

         Financial Guaranty Company
         125 Park Avenue
         New York, New York 10017
         Attention: Research and Risk Management

         (h) in the case of the Securities Administrator:

         Wells Fargo Bank, N.A.
         P.O. Box 98
         Columbia , Maryland 21046
         (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - AHMIT 2005-1), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing;)

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this HELOC Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Any notice or other document required to be delivered or mailed by the HELOC Back-Up Servicer to the Rating Agencies shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the HELOC Back-Up Servicer shall have no liability for failure to deliver such notice or document to the Rating Agencies.

         The HELOC Servicer shall designate a Person who shall be available to the Insurer to provide reasonable access to information regarding the HELOC Mortgage Loans.

         Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this HELOC Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this HELOC Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this HELOC Servicing Agreement or of the Class IX-A Notes or the rights of the Class IX-A Noteholders thereof.

         Section 7.05 THIRD-PARTY BENEFICIARIES. This HELOC Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Class IX-A Noteholders, the Insurer, the Owner Trustee, the Securities Administrator and their respective successors and permitted assigns. Except as otherwise provided in this HELOC Servicing Agreement, no other Person will have any right or obligation hereunder.

         Section 7.06 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 7.07 EFFECT OF HEADINGS AND TABLE OF CONTENTS. Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 7.08 TERMINATION. The respective obligations and responsibilities of the HELOC Servicer and the HELOC Back-Up Servicer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

         Section 7.09 NO PETITION. The HELOC Servicer, by entering into this HELOC Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the satisfaction and discharge of the Indenture by one year.

         Section 7.10 NO RECOURSE. The HELOC Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this HELOC Servicing Agreement.

         Section 7.11 CONSENT TO JURISDICTION. The parties to this Agreement each hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this HELOC Servicing Agreement or the transactions contemplated hereby, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS HELOC SERVICING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the HELOC Back-Up Servicer, the Issuer, the Indenture Trustee, the Seller and the HELOC Servicer have caused this HELOC Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                     GMAC MORTGAGE CORPORATION


                                     as HELOC Back-Up Servicer


                                     By:    /s/ Wesley B. Howard
                                        ----------------------------------------
                                     Name:  Wesley B. Howard
                                     Title: Vice President



                                     AMERICAN HOME MORTGAGE SERVICING, INC. as
                                     HELOC SERVICER


                                     By:    /s/ Alan B. Horn
                                        ----------------------------------------
                                     Name:  Alan B. Horn
                                     Title: Executive Vice President



                                     AMERICAN HOME MORTGAGE INVESTMENT TRUST
                                     2005-1, as Issuer

                                     WILMINGTON TRUST COMPANY, not in its
                                     individual capacity, but solely as Owner
                                     Trustee


                                     By:    /s/ Heather L. Williamson
                                        ----------------------------------------
                                     Name:  Heather L. Williamson
                                     Title: Financial Services Officer



                                     DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee


                                     By:    /s/ Nicholas Gisler
                                        ----------------------------------------
                                     Name:  Nicholas Gisler
                                     Title: Associate




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



                                     AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
                                     as Seller


                                     By:    /s/ Alan B. Horn
                                        ----------------------------------------
                                     Name:  Alan B. Horn
                                     Title: Executive Vice President




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


                                    EXHIBIT A
                          HELOC MORTGAGE LOAN SCHEDULE
                                (FILED MANUALLY)




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



                                    EXHIBIT B
                           FORM OF REQUEST FOR RELEASE
DATE:

TO:

RE:REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the HELOC Mortgage Loans, we request the release of the Mortgage File described below.

HELOC Servicing Agreement ("HELOC Servicing Agreement") Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)Mortgage Loan Prepaid in Full
         Other
         Mortgage Loan Repurchased

Please deliver the Mortgage File to
________________________________________________________________________________
______________________________________

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been deposited in the Collection Account as provided in the HELOC Servicing Agreement."

___________________
[Name of HELOC Servicer]
Authorized Signature
******************************************************************************
TO INDENTURE TRUSTEE: Please acknowledge this request (if requested by us), and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the HELOC Servicing Agreement.

         Enclosed Documents: [ ]Promissory Note
         [ ]Mortgage or Deed of Trust
         [ ]Assignment(s) of Mortgage or Deed of Trust
         [ ]Title Insurance Policy
_______________________[ ]Other:
Name
_______________________
Title
_______________________
Date


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


                                   EXHIBIT C-1

           FORM OF CERTIFICATION TO BE PROVIDED BY THE HELOC SERVICER

                  Re:American Home Mortgage Investment Trust 2005-1
                           Mortgage-Backed Notes, Series 2005-1

                  I, [identify the certifying individual], certify that:

                  l. Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountants' Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the HELOC Back-Up Servicer and the Securities Administrator taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

                  2. Based on my knowledge, the servicing information required to be provided to the HELOC Back-Up Servicer and the Securities Administrator by the HELOC Servicer under the HELOC Servicing Agreement is included in these reports;

                  3. I am responsible for reviewing the activities performed by the HELOC Servicer under the HELOC Servicing Agreement and based upon the review required under the HELOC Servicing Agreement, and except as disclosed in the report, the HELOC Servicer has fulfilled its obligations under the HELOC Servicing Agreement; and

                  4. I have disclosed to the Registrant's certified public accounts all significant deficiencies relating to the HELOC Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the HELOC Servicing Agreement.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of March 23, 2005, among American Home Mortgage Investment Trust 2005-1, as issuer, Wells Fargo Bank, N.A. as securities administrator and Deutsche Bank National Trust Company, as indenture trustee.

                                      AMERICAN HOME MORTGAGE SERVICING, INC.


                                      By:____________________________
                                      Name:
                                      Title:
                                      Date:


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


                                   EXHIBIT C-2

                                    RESERVED






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